                                     FORM OF
                          CERTIFICATE OF AMENDMENT OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             SELMER INDUSTRIES, INC.


          SELMER INDUSTRIES, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

          FIRST: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on July 8, 1993 under the name Selmer Industries, Inc. On August 3, 1993, the Corporation filed a Restated Certificate of Incorporation with the Secretary of State of Delaware. On May 24, 1995, the Corporation filed a Certificate of Amendment of Restated Certificate of Incorporation with the Secretary of State of Delaware. On
May 25, 1995, the Corporation filed a Corrected Certificate of Amendment of Restated Certificate of Incorporation with the Secretary of State of Delaware.

          SECOND: The Board of Directors of the Corporation has duly adopted resolutions setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, as amended (the "Restated Certificate"), declaring said amendment to be advisable and resolving that written consents of stockholders entitled to vote thereon be solicited in accordance with Section 242 of the General Corporation Law of the State of Delaware for consideration thereof. The resolution setting forth the proposed amendment to the Restated Certificate of the Corporation is as follows:

          RESOLVED, that the Restated Certificate of the Corporation shall be amended as follows:

     (A)  Amend and restate in its entirety paragraph FIRST to read as follows:

          The name of the corporation is Steinway Musical Instruments, Inc. (the "COMPANY").

     (B)  Amend and restate in its entirety paragraph FOURTH to read as follows:

          The presently authorized Common Stock (as defined below) of the Company is hereby split on the basis of _____ shares for each share of Common Stock outstanding. The Company shall pay in cash the fair value (as determined in good faith by the Board of Directors) of fractions of each share of Common Stock issuable as a result of such stock split. The total number of shares of capital stock that the Company shall have authority to issue is 100,000,000, divided into 5,000,000 shares of Convertible Participating Preferred Stock, par value $0.001 per share ("PREFERRED STOCK"), and 95,000,000 shares of Common Stock, par value $0.001 per share ("COMMON STOCK"). The Company is authorized to issue two classes of Common Stock, designated respectively as Class A Common Stock ("CLASS A COMMON STOCK") and Ordinary Common Stock ("ORDINARY COMMON STOCK"). The total number of shares of Class A Common Stock that the Company shall have authority to issue is 5,000,000 and the total number of shares of Ordinary Common Stock that the Company shall have authority to issue is 90,000,000.

     (C) Upon the later to occur of (i) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement covering the public offering of shares of Common Stock for the account of the Company with an aggregate offering price of $15,000,000 or more or (ii) the conversion of all of the outstanding Convertible Participating Preferred Stock of the Company pursuant to paragraph FIFTH, Section C.(4)(b) hereof, the following amendments shall take effect and modify the Restated Certificate:

          1. Amend and restate in its entirety paragraph FOURTH to read as follows:

          The total number of shares of capital stock that the Company shall have authority to issue is 100,000,000 divided into 5,000,000 shares of Preferred Stock, par value $0.001 per share ("PREFERRED STOCK"), and 95,000,000 shares of Common Stock, par value $0.001 per share ("COMMON STOCK"). The Company is authorized to issue two classes of Common Stock, designated respectively as Class A Common Stock ("CLASS A COMMON STOCK") and Ordinary Common Stock ("ORDINARY COMMON STOCK"). The total number of shares of Class A Common Stock that the Company shall have authority to issue is 5,000,000 and the total number of shares of

     Ordinary Common Stock that the Company shall have authority to issue is 90,000,000.

          2.   Delete Section A of Paragraph FIFTH in its entirety.

          3. Amend and restate in its entirety Section B of paragraph FIFTH to read as follows:

               B.   COMMON STOCK.

                    1. DIVIDENDS AND DISTRIBUTIONS. Subject to SECTION C of this paragraph, the holders of Common Stock shall be entitled to the payment of dividends when and as declared by the Board of Directors out of funds legally available therefor, after payment of such dividends on the shares of Preferred Stock as set forth in SECTION C below.

                    2. AUTOMATIC CONVERSION OF CLASS A COMMON STOCK. If, at any time, any share of Class A Common Stock shall not be owned by either Kyle Kirkland or Dana Messina, either directly or through wholly-owned subsidiaries, such share of Class A Common Stock shall automatically convert to Ordinary Common Stock based on the conversion ratio of one share of Class A Common Stock for one share of Ordinary Common Stock. Any holder of Class A Common Stock required to convert the same into Ordinary Common Stock under this subsection shall, upon written request from the Company, surrender any certificates for shares of Class A Common Stock held by such holder. The Company shall, as soon as practicable thereafter, issue and deliver to such holder a certificate or certificates for the number of shares of Ordinary Common Stock to which such holder shall be entitled as set forth herein.

          4. Amend and restate Section C of paragraph FIFTH to read as follows:

               Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Company is hereby expressly authorized to establish and designate one or more series of the Preferred Stock from time to time, to fix the number of shares constituting such series, and to fix the designations, the terms of any sinking fund, rights upon liquidation, winding up or dissolution and the powers, preferences, qualifications, limitations, conversion, redemption, special voting, dividend and other rights of the shares of each such series and the variations of the relative powers, rights and preferences, qualifications, limitations and restrictions as between such series, and to increase and to decrease (but not below the number of shares of such series then outstanding) the number of shares constituting each such series. Such determinations may be fixed by a resolution or resolutions adopted by the Board of Directors. The Common Stock shall be subject to the express terms of any series of the Preferred Stock issued and outstanding pursuant to this Restated Certificate of Incorporation. Upon any liquidation, dissolution or winding up of the Company, after payment in full of all creditors of the Company, and after the holders of any series of Preferred Stock issued and outstanding at the time shall have been paid in full the amounts, if any, to which they shall be entitled, the remaining assets of the Company may be distributed pro rata to the holders of the shares of Common Stock.

          5.   Delete Section D.(2) of paragraph FIFTH in its entirety.

          6. Amend and restate Section D.(3) of paragraph FIFTH in its entirety to read as follows:

               VOTING RIGHTS OF PREFERRED. Each holder of Preferred Stock shall have such voting rights as provided for by resolution or resolutions adopted by the Board of Directors.

          7.   Delete Section D.(4)(b) of paragraph FIFTH in its entirety.

          8. Amend and restate Section D.(4)(c) of paragraph FIFTH in its entirety to read as follows:

               VOTING AS A CLASS. The Class A Common Stock and the Ordinary Common Stock shall vote together, without distinction between classes, except as set forth herein or by resolution or resolutions adopted by the Board of Directors.

          9.   Delete Section E.(1) of paragraph FIFTH in its entirety.

         10.   Delete Section E.(6)(a) of paragraph FIFTH in its entirety.

         11.   Delete Section E.(7) of paragraph FIFTH in its entirety.

         12.   Delete Section E.(8) of paragraph FIFTH in its entirety.

         THIRD: Thereafter, pursuant to resolution of the Board of Directors of the Corporation, written consent of stockholders representing the necessary number of shares as required by statute has been given in accordance with
Section 228 of the General Corporation Law of the State of Delaware to authorize said amendment, and written notice has been given as provided in Section 228 of the General Corporation Law of the State of Delaware.

         FOURTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Selmer Industries, Inc. has caused this Certificate of Amendment to be signed and attested by its duly authorized officers, this ___ day of ______, 1996.

                              SELMER INDUSTRIES, INC.


                              By:  ______________________________
                               Name:
                              Title:

ATTEST:


______________________________
By:
Title: